WARRANT   AGREEMENT   dated  as  of  May  9,  1995  between   Alamar
BioSciences, Inc., a California corporation (the "Company"), and Commonwealth Associates (hereinafter referred to as "Commonwealth").

                             W I T N E S S E T H:

            WHEREAS, the Company proposes to issue to Commonwealth Associates ("Commonwealth") warrants ("Warrants") to purchase up to 264,840 shares (the "Shares") of common stock of the Company, no par value (the "Common Stock"); and

            WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to Commonwealth and/or its designees in connection with Commonwealth's role as placement agent for a private placement of the Company's Common Stock pursuant to the Company's Confidential Private Offshore Offering Memorandum dated April 19, 1995 and the Company's Confidential Private Offering Memorandum dated April 21, 1995;

            NOW, THEREFORE, in consideration of the premises, the payment by Commonwealth to the Company of ONE DOLLAR ($1.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.    Grant.

            Commonwealth, and/or its designees, are hereby granted the right to purchase, at any time from May 9, 1995 until 5:00 P.M. New York City time on May 9, 2000 (the "Warrant Exercise Term"), up to 264,840 (subject to adjustment as provided in Article 8 hereof) Shares at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $0.625 per Share.

            2.    Warrant Certificates.

            The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

            3.    Exercise of Warrants.

                  3.1 Cash Exercise. The Warrants initially are exercisable at a price of $0.625 per Share, payable in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 8 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's principal offices (presently located at 4110 N. Freeway Blvd., Sacramento, CA 95834) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

                  3.2 Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange all or part of the Warrants (a "Warrant Exchange"), into the number of Shares determined in accordance with this Section 3.2, by surrendering his Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such holder's intent to effect such exchange, the number of Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new warrant or warrants of like tenor evidencing the balance of the Shares remaining subject to the Warrants, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, the Warrant Certificate surrendered shall represent the right to subscribe for and acquire the number of Shares (rounded to the next highest integer) equal to (i) the number of Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price (as hereinafter defined) by
(B) the current market value of a share of Common Stock.

            4.    Issuance of Certificates.

            Upon the exercise of the Warrants, the issuance of certificates for the Shares shall be made forthwith (and in any event within three business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or Chief Executive Officer, President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

            The Warrant Certificates and, upon exercise of the Warrants, in part
or  in  whole,   certificates  representing  the  Shares  shall  bear  a  legend substantially similar to the following:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

            5.    Investment Restriction.

            The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof.

            6.    Price.

                  6.1 Initial and Adjusted Exercise Price. The initial exercise prices of each Warrant shall be $0.625 per Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of
Article 8 hereof.

                  6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

            7.    Registration Rights.

                  7.1 Registration Under the Securities Act of 1933. The Warrants and the Shares have not been registered for purposes of public distribution under the Securities Act of 1933, as amended ("the Act").

                  7.2 Registrable Securities. As used herein the term "Registrable Security" means each of the Warrants, the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

                  7.3 Piggyback Registration. If, at any time during the seven years following the date of this Agreement, the Company proposes to prepare and file any registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), (for purposes of this Article 7, collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty
(30) business days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within twenty (20) business days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders.

            7.4   Demand Registration.

                       (a) At any time during the Warrant Exercise Term, any "Majority Holder" (as such term is defined in Section 7.4(d) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 7.3 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, at the sole expense of the Company (other than the pro rata portion of underwriting discounts, if any, attributable to the Holder's Registrable Securities and the expenses of Holder's counsel and advisors), a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities until such time as (i) the sale of all Registrable Securities by the holders thereof or (ii) receipt by the holders thereof of an opinion of Company's counsel that the Registrable Securities may be immediately publicly sold without registration under the Securities Act.

                       (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all holders of the Registrable Securities within ten (10) days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 7.4(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 7.4(a) hereof by notifying the Company of their decision to include such securities within ten (10) days of their receipt of the Company's notice.

                       (c) The term  "Majority  Holder" as used in this  Section
7.4 shall mean any holder or any combination of holders of Registrable Securities, if included in such holders' Registrable Securities are that aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) as would constitute a majority of the aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) included in all of the Registrable Securities.

            7.5 Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

                       (a) In connection with any registration under Section 7.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in no event later than twenty (20) business days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statements declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested. In connection with the obligations of the Company hereunder to register a Holder's Registrable Securities, the Holder shall furnish the Company such information concerning the Holder, the Holder's Registrable Securities and the terms of the offering of such Registrable Securities by the Holder as the Company may reasonably request in order to comply with the provisions of the Act with resect to the Registration Statement to be filed.

                       (b) Other than fees and disbursements of counsel acting on behalf of the holders of Registrable Securities and the pro rata portion of the underwriting discounts and commissions, if any, attributable to Registrable Securities, the Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Sections 7.3 and 7.4(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

                       (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                       (d) The Company shall indemnify any holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), from and against any and all losses, claims, damages, expenses and liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Act, any post-effective amendment to such registration statements, or any prospectus included therein required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the company by the Holder or underwriter expressly for use therein; which indemnification shall include each person, if any, who controls any such Holder or underwriter within the meaning of the Act and each officer, director, employee and agent of such Holder or underwriter; provided, however, that the Company shall not be obligated to so indemnify the Holder or any such underwriter or other person referred to above unless the Holder or underwriter or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the registration statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages, expenses or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein, and provided, further that the holder, each person, if any, who controls the holder within the meaning of the Act, and each of the Holder's directors, officers, employees and agents shall not be obligated to indemnify any indemnified person pursuant to the foregoing indemnity, or to make any contribution pursuant to subparagraph 7.5(f) below, in an amount in excess of the net proceeds received by such holder with respect to the sale of Registrable Securities.

                       (e) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any indemnifying party under this Section 7.5, the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel reasonably subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel reasonably satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer by liable to the indemnified party under this Section 7.5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the written opinion of counsel to the indemnified party or parties, it is advisable for the indemnified party or parties, it is advisable for the indemnified party or parties to be represented by separate counsel, the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under this Section 7.5 shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent, which consent shall not be unreasonably withheld.

                       (f) If for any reason the indemnification provided for in this Section 7.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, expense or liability referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, expense or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                       (g)  Nothing   contained  in  this  Agreement   shall  be
construed as requiring any Holder to exercise his Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.

            8.    Adjustments of Exercise Price and Number of Shares.

                  8.1 Computation of Adjusted Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 8.6 hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock (other than the issuances or sales of Common Stock pursuant to rights to subscribe for such Common Stock distributed to all the shareholders of the Company and Holders of Warrants pursuant to Section 8.8 hereof) and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than either the Exercise Price in effect immediately prior to the issuance or sale of such shares or the "Market Price" (as defined in Section 8.1(vi) hereof) per share of Common Stock or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale), be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing
(A) an amount equal to the sum of (X) the product of (a) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by (b) the lower of (i) the Exercise Price in effect immediately prior to such issuance or sale or (ii) the "Market Price" (as defined in subsection (vi) of this Section 8.1 hereof) per share of Common Stock on the date immediately prior to the issuance or sale of such shares, plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the

Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by
Section 8.3 hereof.

            For the purposes of any computation to be made in accordance with this Section 8.1, the following provisions shall be applicable:

                       (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                       (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                       (iii) Shares of Common Stock  issuable by way of dividend
or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                       (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 8.1.

                       (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                       (vi) As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the NASDAQ National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the closing bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the two days immediately preceding such issuance or sale and the day of such issuance or sale.

                  8.2 Options, Rights, Warrants and Convertible and Exchangeable Securities. Except in the case of the Company issuing rights to subscribe for shares of Common Stock distributed to all the shareholders of the Company and Holders of Warrants pursuant to Section 8.8 hereof, if the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, (i) for a consideration per share less than (a) the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or (b) the Market Price, or (ii) without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of
Section 8.1 hereof, provided that:

                       (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under all the outstanding options, rights or warrants shall be deemed to be issued and outstanding at the time all the outstanding options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in the options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for the options, rights or warrants, and if no minimum price is provided in the options, rights or warrants, then the consideration shall be equal to zero; provided, however, that upon the expiration or other termination of the options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (v) of Section 8.1 hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                       (b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection (b) (and for the purpose of subsection (v) of Section 8.1 hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                       (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection
(a) of this Section 8.2, or in the price per share at which the securities referred to in subsection (b) of this Section 8.2 are convertible or exchangeable, the options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

                  8.3 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  8.4 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  8.5 Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.

                  8.6 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                        (a) Upon the  issuance or sale of shares of Common Stock
            upon the exercise of the Warrants;

                        (b) Upon (i) the issuance of options  pursuant to any of
            the Company's employee stock option plans in effect on the date hereof or any employee stock option plan adopted after the date hereof by stockholders of the Company the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any such options, or (ii) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants previously issued and outstanding on the date hereof;

                        (c) Upon  issuance of any shares of Common Stock sold in
            the Company's offerings of an aggregate of up to 4,000,000 shares of Common Stock being conducted pursuant to the Company's Offering Memoranda dated April 19, 1995 and April 21, 1995, respectively; or

                        (d) Upon the  issuance of any shares of Common  Stock in
            connection with the Company's merger with AccuMed, Inc.

                  8.7 Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder or Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.7.

                  8.8 Subscription Rights for Shares of Common Stock or Other Securities. In the case the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of the unexercised Warrants shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

            9. Exchange and Replacement of Warrant Certificates.

            Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

            10.   Elimination of Fractional Interests.

            The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

            11. Reservation and Listing of Securities.

            The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on or quoted by NASDAQ or listed on such national securities exchanges as requested by Commonwealth.

            12.   Notices to Warrant Holders.

            Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                        (a) the  Company  shall take a record of the  holders of
            its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                        (b) the  Company  shall  offer to all the holders of its
            Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                        (c) a  dissolution,  liquidation  or  winding  up of the
            Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

            13.   Notices.

            All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

            (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

            (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

            14.   Supplements and Amendments.

            The Company and Commonwealth may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Commonwealth may deem necessary or desirable and which the Company and Commonwealth
deem  not  to  adversely   affect  the  interests  of  the  Holders  of  Warrant
Certificates.


            15.   Successors.

            All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

            16.   Termination.

            This Agreement shall terminate at the close of business on May 9, 2003. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of the Warrants have been resold to the public; provided, however, that the provisions of Section 7.5 shall survive such termination until the close of business on May 9, 2006.

            17.   Governing Law.

            This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

            18.   Benefits of This Agreement.

            Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Commonwealth and any other registered holder or holders of the Warrant Certificates, Warrants or the Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Commonwealth and any other holder or holders of the Warrant Certificates, Warrants or the Shares.

            19.   Counterparts.

            This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


[SEAL]                        ALAMAR BIOSCIENCES, INC.


                              By: /s/ Kenneth D. Miller
                                 --------------------------------------
                                      Name:  Kenneth D. Miller
                                      Title: Chief Executive Officer
Attest:

/s/ M. Sauter
--------------------------------------


                              COMMONWEALTH ASSOCIATES
                              By: Commonwealth Associates
                                  Management Company, Inc.,
                                  General Partner


                              By: /s/ [ILLEGIBLE TEXT}
                                 --------------------------------------
                                      Name:
                                      Title:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREE-
MENT REFERRED TO HEREIN.

                           EXERCISABLE ON OR BEFORE
                  5:00 P.M., NEW YORK CITY TIME,  May 9, 2000

No. W-1                                                  264,840 Warrants

                              WARRANT CERTIFICATE

            This Warrant Certificate certifies that Commonwealth Associates ("Commonwealth") or registered assigns, is the registered holder of 264,840 Warrants to purchase, at any time from May 9, 1995 until 5:00 P.M. New York City time on May 9, 2000 (the "Expiration Date") up to 264,840 shares ("Shares") of fully-paid and non-assessable common stock, no par value ("Common Stock"), of Alamar BioSciences, Inc., a California corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $0.625 per Share, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of May 9, 1995 between the Company and Commonwealth (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by check payable to the order of the Company, or any combination of cash or check.

            No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

            The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

            Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

            Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

            The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: May   , 1995           ALAMAR BIOSCIENCES, INC.

[SEAL]


                              By:______________________________________

                                      Name:
                                      Title:

Attest:

______________________________________

                        [FORM OF ELECTION TO PURCHASE]

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Shares and herewith tenders in payment for such Shares in cash or a check payable to the order of Alamar Biosciences, Inc. in the amount of $________ , all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ________________, whose address is __________________, and that such Certificate be delivered to
__________________, whose address is _____________.


Dated:                        Signature:________________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                       _________________________________

                       _________________________________
                       (Insert Social Security or Other
                        Identifying Number of Holder)

                             [FORM OF ASSIGNMENT]

       (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

          FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto

________________________________________________________________________________
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                        Signature:________________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

_______________________________

_______________________________
(Insert Social Security or Other
Identifying Number of Assignee)